MuniHoldings New York Insured Fund, Inc.

File No. 811-8217
Item No. 77M (Mergers) -- Attachment

During the fiscal semi-annual period ending August 31, 2000,
 MuniHoldings New York Insured Fund, Inc. (the "Registrant") acquired substantially all of the assets and assumed substantially all of the liabilities of MuniHoldings New York Fund, Inc.
("New York Fund"), File No. 811-8575, MuniHoldings New
York Insured Fund II, Inc. ("New York Insured II"), File No. 811-8813, and MuniHoldings New York Insured Fund III, Inc.
("New York Insured III"), File No. 811-9131.

At meetings of the Boards of Directors of the Registrant, New
York Fund, New York Insured II, and New York Insured III, the
Boards of Directors approved an Agreement and Plan of Reorganization (the "Reorganization"). The Reorganization referred collectively to (i) the acquisition of substantially all of the assets and the assumption of substantially all of the liabilities of New York Fund by the Registrant and the subsequent distribution of Registrant's Common Stock and the Registrant's
Series C Auction Market Preferred Stock ("AMPS") to the holders of New York Fund Common Stock and New York Fund

AMPS, Series A and Series B, respectively; (ii) the acquisition of substantially all of the assets and the assumption of substantially all the liabilities of New York Insured II by the Registrant and the subsequent distribution of the Registrant's Common Stock and the Registrant's Series D AMPS to the holders of New York Insured II Common Stock and New York
Insured II AMPS, Series A and Series B, respectively; (iii) the acquisition of substantially all of the assets and the assumption of substantially all the liabilities of New York Insured III by the Registrant and the subsequent distribution of the Registrant's Common Stock and the Registrant's Series E AMPS to the holders of New York Insured III Common Stock and New York
Insured III AMPS, Series A, respectively; and (iv) the subsequent deregistration and dissolution of New York Fund, New York Insured II and New York Insured III.

On May 3, 2000, in connection with the Reorganization, the Registrant filed a Registration Statement on Form N-14 (File No.333-88409; the "N-14 Registration Statement"). The N-14 Registration Statement contained the proxy materials soliciting the approval of the Agreement and Plan of Reorganization by the shareholders of New York Fund, New York Insured II and
New York Insured III. Pre-Effective Amendment No. 1 to the N-14 Registration Statement was filed on November 15, 1999, and the N-14 Registration Statement as so amended was declared effective by the Commission on May 3, 2000.

On February 16, 2000, the shareholders of the Registrant, New York Fund, New York Insured II, and New York Insured III approved the Reorganization at a special meeting of shareholders held for that purpose. On March 6, 2000, the "Reorganization Date," pursuant to the Agreement and Plan of Reorganization, New York Fund transferred securities and cash valued at $168,520,395 to the Registrant and received in exchange 7,195,490 shares of the Registrant's Common Stock and 3,040 shares of Registrant's Series C AMPS with an aggregate liquidation preference of $25,000; New York Insured
II transferred securities and cash valued at $117,835,860 to the Registrant and received in exchange 5,042,412 shares of the Registrant's Common Stock and 2,120 shares of Registrant's Series D AMPS with an aggregate liquidation preference of $25,000; New York Insured III transferred securities and cash valued at $107,941,717 to the Registrant and received in exchange 4,506,239 shares of the Registrant's Common Stock and 2,000 shares of Registrant's Series E AMPS with an aggregate liquidation preference of $25,000; and New York
Fund, New York Insured II, and New York Insured III distributed these shares to their respective shareholders as provided in the Agreement and Plan of Reorganization.

Applications for Deregistration on Form N-8F were filed by New York Fund, New York Insured II and New York Insured III on May 12, 2000, with the Securities and Exchange
Commission.  New York Fund, New York Insured II, and New
York Insured III were subsequently deregistered by the Securities and Exchange Commission on June 21, 2000.